Jennison U.S. Emerging Growth Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


            				June 25, 2004
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                              Re: Jennison U.S. Emerging
Growth Fund, Inc.
                                               File No. 811-07811


Ladies and Gentlemen:

            Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison U.S. Emerging
Growth Fund, Inc. for the semi-annual period ended April 30, 2004. The Form N-SAR was filed using the EDGAR system.



                   Very truly yours,



               /s/ Lori E. Bostrom_____
             Lori E. Bostrom
             Vice President and Corporate Counsel
            Prudential Financial, Inc.




This report is signed on behalf of the Registrant in the City of Newark and State of
 New Jersey
on the 25th day of June 2004.







Jennison U.S. Emerging Growth Fund, Inc.





Witness: /s/ Lori E. Bostrom           	By: /s/ Grace C. Torres
               Lori E. Bostrom		   Grace C. Torres
               Vice President and Corporate Counsel	 Treasurer
               Prudential Financial, Inc.




























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